UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2005

SMITH & WESSON HOLDING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

NEVADA	001-31552	87-0543688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 ROOSEVELT AVENUE
SPRINGFIELD, MASSACHUSETTS 01104

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 331-0852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On January 10, 2005, Smith & Wesson Holding Corporation (the “Company”) completed a partial release and agreement with Stinger Systems, Inc. (“Stinger”) and Roy C. Cuny, the Company’s former President and Chief Executive Officer, relating to the employment relationship between Stinger and Mr. Cuny. As described below, the Company waived certain non-compete provisions pertaining to Mr. Cuny, Stinger reimbursed the Company for severance payments and other expenses previously paid by the Company incident to Mr. Cuny’s departure from the Company, and Mr. Cuny waived future severance benefits from the Company.

     Pursuant to the partial release and agreement, the Company released Stinger and Mr. Cuny from any and all claims, charges, complaints, liabilities, and obligations against them under the covenant not to compete contained in Mr. Cuny’s employment agreement with the Company, dated October 22, 2002 arising out of Mr. Cuny’s employment by Stinger.

     In consideration for the release, Stinger paid the Company $152,000, representing a reimbursement of $100,000 of severance payments previously made to Mr. Cuny, $27,000 in fringe benefits previously made to Mr. Cuny, and $25,000 in expenses paid to or on behalf of Mr. Cuny under a resignation and release agreement executed by Mr. Cuny on November 19, 2004 pursuant to which the Company and Mr. Cuny made certain agreements relating to the termination of Mr. Cuny’s employment under his employment agreement with the Company. Mr. Cuny also unconditionally released the Company from any and all future payments under the employment agreement and the resignation and release agreement. This includes an amount of an additional $275,000 that Mr. Cuny was to receive under his severance arrangement with the Company. The Company recorded a charge of $476,000 in the quarter ended October 31, 2004 related to Mr. Cuny’s severance package. As a result of the agreement with Stinger and Mr. Cuny, the Company’s results for the quarter ending January 31, 2005 will reflect the reversal of the remainder of the severance provision and the reimbursement from Stinger. This will have an approximately $250,000 impact on net income for the quarter ending January 31, 2005.

     In the event that Mr. Cuny’s employment with Stinger terminates prior to the expiration of 24 months after November 19, 2004, the terms of the covenant not to compete set forth in the employment agreement between Mr. Cuny and the Company will remain enforceable as to any other company, firm, entity, or person. In the event that Stinger directly or indirectly engages in the manufacture or sale of handguns, rifles, shotguns, handcuffs, or restraints (of the type manufactured by the Company as of the date of the partial release and agreement) prior to the expiration of 24 months after November 19, 2004, the terms of the covenant not to compete set forth in the employment agreement between Mr. Cuny and the Company will become enforceable for the remainder of the 24-month period.

     Under partial release and agreement, Mr. Cuny acknowledged and reaffirmed the non-solicitation, non-disclosure, and non-disparagement obligations set forth in the employment agreement between him and the Company.

     The Company has no other agreements with Stinger. While the Company continually evaluates ways to leverage its name and position in the marketplace, its strategic direction, which is always subject to evaluation, has not changed from what it has been in the past.

     The partial release and agreement is attached hereto as Exhibit 10.42.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit
Number
10.42	Partial Release and Agreement between the Registrant, Stinger Systems, Inc., and Roy C. Cuny

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2005	SMITH & WESSON HOLDING CORPORATION
	By:	/s/ John A. Kelly
John A. Kelly
Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit
Number
10.42	Partial Release and Agreement between the Registrant, Stinger Systems, Inc., and Roy C. Cuny

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